Exhibit 99.1

EV Energy Partners Announces Amendment to Senior Secured Credit Facility, Borrowing Base Reduction to $450 Million and Additional Commodity Hedges

HOUSTON, April 4, 2016 /PRNewswire/ — EV Energy Partners, L.P. (Nasdaq: EVEP) announced that it has entered into an amendment to its senior secured credit facility that, among other things, decreases the borrowing base from $625 million to $450 million. Additionally, EVEP's debt to EBITDAX ratio covenants were amended as follows:

•	Senior Secured Funded Debt to EBITDAX ≤ 3.00x for the quarters ending March 31, June 30, September 30 and December 31, 2016
•	Senior Secured Funded Debt to EBITDAX ≤ 3.50x for the quarters ending March 31 and June 30, 2017
•	Senior Secured Funded Debt to EBITDAX ≤ 4.00x for the quarters ending September 30 and December 31, 2017
•	Total Debt to EBITDAX ≤ 5.50x for the quarter ending March 31, 2018
•	Total Debt to EBITDAX ≤ 5.25x for the quarters ending June 30 and September 30, 2018
•	Total Debt to EBITDAX ≤ 4.25x for the quarter ending December 31, 2018 and thereafter

The amendment also includes an interest coverage ratio covenant, which measures the ratio of EBITDAX for the last four fiscal quarters to Cash Interest Expense for the same period as follows:

•	EBITDAX to Cash Interest Expense ≥ 2.50x for the quarters ending March 31, June 30 and September 30, 2016
•	EBITDAX to Cash Interest Expense ≥ 2.00x for the quarters ending December 31, 2016 and March 31 and June 30, 2017
•	EBITDAX to Cash Interest Expense ≥ 1.50x for the quarter ending September 30, 2017 and thereafter

The next scheduled borrowing base redetermination is October 2016.

"Given the decline in forward commodity prices that banks are using, the borrowing base reduction was in-line with our expectations. Accounting for the reduction in available borrowing base capacity, we have over $200 million of liquidity, which is sufficient to meet our near term capital needs. We appreciate the continued support of our bank group and believe that this amendment provides us with flexibility to operate effectively in the current environment,” stated Michael Mercer, President and Chief Executive Officer.

Additional Commodity Hedges

EVEP has recently entered into the following additional commodity hedges since its February 29, 2016 earnings announcement.

		Swap	Swap
Period	Index	Volume	Price
Natural Gas (Mmmbtus)
2017	NYMEX	10,950.0	$2.74

Crude (Mbbls)
May - Sep 2016	WTI	306.0	$41.46

EVEP’s total hedge position, including the recent additional hedges mentioned above, is as follows:

		Swap	Swap
Period	Index	Volume	Price
Natural Gas (Mmmbtus)
2016	NYMEX	39,894.0	$3.57
2017	NYMEX	32,850.0	$3.07

Crude (Mbbls)
Jan - Apr 2016	WTI	121.0	$90.14
May - Sep 2016	WTI	459.0	$57.68
Oct - Dec 2016	WTI	92.0	$90.14

Ethane (Mbbls)
2016	Mt Belvieu	3.7	$9.14

		Notional Amount	Fixed Rate
		($ mill)
Interest Rate Swap Agreements
Jan 2017 - Dec 2017		100.0	1.039%
Jan 2018 - Sep 2020		100.0	1.795%

About EV Energy Partners, L.P.

EV Energy Partners, L.P. is a Houston based master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com